The undersigned hereby agrees to extend the term of the Employment Agreement dated April 1, 2002 by and between Young Innovations, Inc. and the undersigned, as amended on May 14, 2002, through December 31, 2004.

                  Agreed and accepted this 28th of March, 2003.


         /s/ George E. Richmond
         ----------------------
         George E. Richmond